Exhibit 6.2

M
Notice of Buyer Agency

TO THE SELLER AND SELLER’S AGENT:

Please note that my firm and I represent the buyer identified below as that buyer’s exclusive agent with respect to the potential purchase of the property described below.

As the agent for the buyer, my allegiance extends to the buyer and not to the seller. Because I will be attempting to act in the best interest of my buyer, my firm is rejecting your offer of subagency, if any, and requesting that you not disclose any information to me that you do not want me to convey to my buyer.

My firm ☑ is accepting ☐ is not accepting the compensation offered to cooperating brokers of                              or 3%                    % of the purchase price of the property.

Buyer:	Wahed Financial LLC

Property:	41210 PAIGN Drive, Sterling Heights 48313

Broker:

Amin Realty
Firm

Agent /s/ Fahad Hussain

ACKNOWLEDGMENT AND ACCEPTANCE:

I (We) hereby acknowledge that I (we) were presented with this Notice on 6/30                 , 2024       and prior to entering into negotiations for the sale of the above-mentioned property.

/s/ Lakeysai Brooks	or
Seller		Seller’s Agent

Seller

Disclaimer: This form is provided as a service of Michigan Realtors®. Please review both the form and details of the particular transaction to ensure that each section is appropriate for the transaction. Michigan Realtors® is not responsible for use or misuse of the form, for misrepresentation, or for warranties made in connection with the form.

©1993 Michigan Realtors®, Revised 2/14

GROSSE POINTE BOARD OF REALTORS®
CONTRACT FOR THE SALE OF REAL ESTATE

LISTING BROKER	EXP Realty LLC			SELLING BROKER	Amin Realty
LISTING AGENT	Michael Perna			SELLING AGENT	Fahad Hussain
AGENT ID#	309650	OFFICE ID#	375382	AGENT ID#	408087	OFFICE ID#	405267
EMAIL	listings@pernateam.com			EMAIL	fahadsells@gmail.com

PROPERTY IDENTIFICATION	1.	The undersigned, hereinafter called Purchasers, offer and agree to purchase through Residential property situated in the City/Village/Township of Sterling Heights County of Macomb Michigan, legally described as M 42 $TAKOMA PARK SUBDIVISION LOT 42 and commonly known as 41210 PAIGN Drive .

INCLUSIONS	2.

SUBJECT TO ZONING ORDINANCES, BUILDING, AND USE RESTRICTIONS, IF ANY, AND EASEMENTS OF RECORD, together with all improvements and appurtenances, now in or on the property and including: All TV mounting hardware &wiring; built-in stereo equipment; security system; all window treatments, shades & blinds; drapery & curtain hardware; cornices; all attached carpeting; all attached lighting fixtures and ceiling fans; fireplace glass doors; gas logs, grates, and fireplace screens if attached; all storm windows and doors; all screens, awnings; all attached mirrors; garage door opener(s) and remote control(s); built-in appliances; attached gas grills; all plantings, landscaping, and fencing,if any; and

Disposal, Free-Standing Gas Range, Free-Standing Refrigerator, Microwave, Other,
Stainless Steel Appliance(s)                             free of all liens.

EXCLUSIONS	3.	The following items are excluded: ~~N/A~~ Washer, Dryer .

AGENCY	4.

Purchaser and Seller hereby acknowledge that the selling broker/sales associate is acting in the capacity of: (check one only) ☐ Seller’s Agent ☑ Buyer’s Agent ☐ Dual Agent ☐ Transaction Coordinator. See attached disclosure.

		Fifty-Eight $258,000
PAYMENT	5.

The purchase price is      Two Hundred ~~Fifty~~ Thousand Dollars      Dollars ($~~250,000.00~~         ).

Payment of the purchase money shall be made in U.S. Funds by certified check, cashier’s check, wire funds, or other funds acceptable to closing title agency.

METHOD OF PAYMENT	6.	The sale shall be completed by the following method: (Mark one box. All unmarked paragraphs do not apply.)

		☑ A. CASH SALE the full purchase price upon delivery of the usual Warrenty deed conveying marketable title.

		☐ B. CASH SALE WITH NEW MORTGAGE the execution of the usual ______________ deed conveying marketable title, provided Purchasers are able to secure a (___________) Mortgage Commitment not contingent on the sale of any other property or assets, in the amount of $_________ or for _________% of the sales price for the term of ______years at prevailing interest rates, for which mortgage purchaser agrees to apply for within _____days from removal of inspection contingency and timely comply with the lender’s application requirements and accept financing promptly if tendered. Purchaser shall remove the mortgage contingency within ________days from acceptance of this contract by either a letter to Seller removing the contingency or by providing written confirmation from a lender that a mortgage commitment has been issued in the amount above specified. If the deadline expires without either a mortgage commitment or mortgage denial, the Seller may elect to terminate the contract until the contingency is waived or satisfied. If Purchaser is denied a mortgage commitment, Purchaser shall furnish Seller with lender’s written verification of mortgage denial. Upon Seller’s receipt of such denial, this contract shall become null and void and the deposit shall be returned to Purchaser.

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PRORATED ITEMS	7.	The Seller shall pay all real estate taxes, which are due and/or billed as of the date of this contract. Current property taxes shall be prorated to the date of 7/5/2024 on a Due Date basis. Water bill to be paid by Seller until date of 7/5/2024.

ASSESSMENTS	8.	All special assessments for municipal improvements shall be paid by the Seller. In the event a special assessment is payable in installments, current and future installments shall be allocated between Seller and Purchaser. See attached Condominium Addendum to be made part hereof, if applicable.

CLOSING	9.	Sale to be closed on or before  ~~7/5/2024~~ 7/17/2024

POSSESSION	10.	The Seller shall deliver and the Purchaser shall accept the possession of the property on or before , subject to the rights of the tenants as follows: .

USE AND OCCUPANCY	11.	At closing, Seller will escrow the sum of $ based on a $ per day occupancy charge for the period starting the day of theclosing date through the agreed-upon surrender date. Charges for unused days will be reimbursed to Seller upon vacating as determined by the date the property is vacated and the keys are surrendered. Seller is responsible for utilities and any repairs or damage to the property caused by Seller or Seller’s family or guests after closing and before vacating. Broker/Closing Agent holding the use and occupancy escrow has no obligation to assure the property is vacated on the date specified or responsibility for the condition of the property, but is only acting as an escrow agent.

ATTACHMENTS	12.	ADDITIONAL DOCUMENTS ATTACHED: The following are attached hereto and are made a part hereof. (CHECK ALL THAT APPLY)

	Contingent on Close of Purchaser’s Property		Private Road Addendum
✓	Lead Based Paint Disclosure		Vacant Land Addendum
✓	Seller’s Disclosure Statement		Swimming Pool
	Addendum for FIRPTA		Land Contract Sale Addendum
	Contingent on Sale of Purchaser’s Property		Builder’s Addendum
	Condominium Addendum	✓	Addendum to Agreement of Sale
	FHA/VA Addendum		Other

EARNEST MONEY DEPOSIT	13.	Purchaser is depositing with Broker $5,000.00 in the form of personal check, money order, cashier’s check, certified funds, or wired funds. An additional sum of $0.00 shall be deposited within 5 calendar days of acceptance by Seller, making the total earnest money deposit $5,000.00. Total sums deposited will be deemed the Earnest Money Deposit to be held in accordance with the laws of the State of Michigan and applied to the purchase price at closing.

DEPOSIT ACKNOWLEDGEMENT		Received from the above Purchaser, the deposit money in the form of Check Broker Petra Title Agency by Fahad H Address This is a cooperative sale with Address

CERTIFICATE OF OCCUPANCY	14.

If a municipal inspection and/or certification of premises is required by local ordinance, Seller agrees to pay for said inspection. Seller,     ✔    or Purchaser          , agrees to complete any and all cited repair violations by municipality as required by the enforcing municipal’s code.

ADDITIONAL CONDITIONS	15.

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GENERAL CONDITIONS

TITLE AND SURVEY	A.	Seller shall provide to Purchaser, at Seller’s expense, a commitment for an owner’s policy of title insurance without standard exceptions in the amount of the sales price insuring title in the same condition required hereunder bearing date later than the acceptance hereof, and thereafter a title insurance policy insuring Purchaser. Upon receipt of the commitment, Purchaser to provide Seller with a written notice of any objections. Seller will then have thirty (30) days after receiving written notice to remedy the claimed defects. If Seller is unable to remedy the defects within thirty days, this Agreement shall terminate and any deposit shall be refunded to Purchaser. SURVEY: Purchaser agrees to obtain and pay for a survey by a registered land surveyor, as required by lender or title company. If for any reason Purchaser does not obtain a survey, the Policy of Title Insurance will be issued with standard exceptions and Purchaser agrees to hold Broker and Seller harmless.

ORAL AND WRITTEN REPRESENTATION	B.	It is understood that this property is being purchased in its present condition, “AS IS” and that it will be in substantially the same condition at time of closing as when this offer was made except as may be required by paragraph 14. This agreement supersedes any and all understandings and agreements and constitutes the entire agreement between the parties hereto and the broker or his representative and no oral representations or statements shall be considered a part hereof. Purchaser and Seller acknowledge that no representations, promises, guarantees, or warranties of any kind, including but not limited to, representations as to the conditions of the land and structures, were made by the Broker, any Cooperating Broker, or the Purchaser’s representative or any sales person or persons associated with those Brokers. Brokers, agents, and subagents are not experts in the areas of law, tax, financing, surveying, structural conditions, hazardous conditions, and environmental conditions or engineering. Purchaser acknowledges that Purchaser has been advised to seek professional advice from experts in these areas.

RELEASE AND HOLD HARMLESS	C.	Seller and Purchaser hereby release Broker and any cooperating Broker(s) in this transaction, their respective agents, employees, attorneys, and representatives with respect to all claims arising out of the performance of this Contract For the Sale of Real Estate and any addenda or counteroffers, all claims arising by virtue of any purported representations to Seller or Purchaser as to the condition of the property, and all claims arising from the existence of any special assessments which have been, or may in the future be, levied against the land and structures which are the subject of their Contract For the Sale of Real Estate. Purchaser and Seller hold Listing Broker and Selling Broker and their salespersons, agents, and employees harmless and do hereby indemnify them against all claims, actions, or suits, for damages of any nature, including reasonable attorney’s fees and costs, whatsoever arising from their actions regarding this sale. Purchaser and Seller agree that any and all claims or lawsuits which they may have against the Listing broker and its agents and/or Selling Broker and its agents relating to their services must be files no more than six (6) months after the date of closing of the transaction described in this Contract. Purchaser and Seller waive any statute of limitations to the contrary.

MAINTENANCE OF THE PROPERTY	D.

Until possession is delivered, Seller agrees to keep the property in substantially the same condition as of the date of this agreement and agrees to maintain heating, sewer, well, septic, plumbing, electrical systems, and any appliances and equipment in normal working order, and maintain the grounds. Seller further agrees to keep all utility services (electric, gas, and water) operating until date of possession. However, in the event that a mechanical or structural component of the property become inoperable or damaged during the course of the Seller’s occupancy after the date of the closing, and through no fault or neglect of the Sellers, the repairing or replacing of the damaged component shall be the responsibility of the Purchasers. In the event the property herein has been winterized, it shall be the obligation and expense of Seller to de-winterize the property prior to closing. Seller agrees to leave the premises broom-clean and free of debris or any personal property, including removal of All Seller Belongings from premises prior to possession. Purchaser agrees to acquire utility services (electric, gas, heating fuel, etc.) upon taking possession.

DEFAULT	E.	BY PURCHASER: In the event of default by the Purchaser of any terms herein, the Seller may retain the deposit as liquidated damages or elect to pursue any legal or equitable remedies in a Court of Law. If the deposit is forfeited under the terms of the contract, it is agreed and understood by all parties that the Listing Broker for the Seller shall retain one-half (1/2) of the deposit but not an amount in excess of the total commission, as full payment for services rendered. BY SELLER: In the event of default by Seller of any terms herein, the Purchaser may a) elect to enforce the terms hereof or, b) receive an immediate refund of his entire deposit in full termination of this contract, c) take such actions for damages against the Seller as permitted by law.

Seller and Purchaser agree that Listing and Selling Brokers and their salespeople shall not be made parties to any action taken to enforce or terminate this agreement.

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EARNEST MONEY DISPUTE	F.	In the event that a dispute arises between Purchaser and Seller and they have not agreed to resolve their dispute(s) in accordance with the rules then in effect established by the Michigan REALTORS®in conjunction with the arbitration association adopted by Michigan REALTORS®, the earnest money deposit shall be held in accordance with the laws of the State of Michigan. If this offer in not acceptable or title in not marketable, or uninsurable, or if the terms of purchase are contingent upon ability to obtain a new mortgage or any other contingencies as specified, which cannot be met, this earnest money deposit shall be refunded to the Buyer. In the event the Buyer and Seller both claim the earnest money deposit, the earnest money deposit shall remain in Escrowee’s trust account until a court action has determined to whom the deposit must be paid, or until the Buyer and Seller have agreed in writing as to the disposition of the deposit.This paragraph may be subject to the arbitration provision in paragraph R below.

NOTICES	G.	In addition to physical delivery, the parties agree that this Contract, any amendment to or modifications of this Contract and/or any other written notice or communication in connection with this Contract may be delivered to the Seller in care of the Listing REALTOR®and the Purchaser in care of the Selling REALTOR® via electronic mail via the contact information set forth above. Any such communications shall be deemed delivered at the time it is sent or transmitted. The parties agree that the electronic signatures and initials shall be deemed to be valid and binding upon the parties as if the original signatures or initials were present in the documents in the handwriting of each party.

PARTIES BOUND	H.	The covenants herein shall bind the Seller’s heirs, personal representatives, administrators, executors, assigns and successors. The term Broker in this contract refers to Listing Broker, Selling Broker, and the agents of both.

WATER BILL AND RENT PRORATIONS	I.	WATER: The Listing Broker is hereby authorized by the Seller to retain from Seller’s proceeds at closing, the sum of $300.00 or more in escrow until the final water bills are paid in full. The water bill shall be paid by the Seller until the date of closing or possession, whichever is stipulated in paragraph 7 hereof. Seller acknowledges that there may be a charge to obtain final reading and final bill. RENT: Seller shall have all rents current and collected. Such rents shall be prorated to date of closing. Rents and security deposits, if any, shall be credited to Purchaser at closing.

TRANSFER TAX	J.	Seller shall pay applicable State and County Transfer taxes at closing.

BILL OF SALE & AFFIDAVIT	K.	Seller to furnish Purchaser with a Bill of Sale for personal property as referenced in this contract and an Affidavit of Liens at closing.

ACCESS TO PROPERTY	L.	Seller to provide timely access to property to inspectors and appraisers in order to remove any contingencies contained herein and to allow Purchasers to access to preview the property prior to closing.

ESCROW	M.	It is agreed and understood by all parties to this contract that if there has been any amount of money escrowed for a specific purpose, said escrowed money shall only be used for that purpose. The Brokers shall not be liable for any amount of money in excess of that which they have escrowed.

FLOOD INSURANCE	N.	Purchaser agrees to obtain a policy of flood insurance, if required by the mortgage lender.

PROPERTY INSPECTION CONTINGENCY	O.	This offer is contingent upon the Purchaser signifying in writing within 6 days after acceptance of this offer that the Purchaser is satisfied with the results of the inspection of said property by the Purchaser’s CONTRACTORS OR REPRESENTATIVES. Said inspections to be made at Purchaser’s expense. These inspections might include, but would not be limited to, structural integrity, condition of mechanical systems, sewer and water lines, environmental status, health or safety conditions, and infestation by wood-destroying insects. Purchaser is aware that any reference to the square footage, individual schools, property taxes, and principal residence exemption status must be verified by the Purchaser during the inspection period. Purchaser shall be responsible for the repair and restoration of the property as a result of any damage caused by any inspections ordered by the Purchaser. Purchaser’s removal of said inspection contingency shall be deemed acceptance of the condition of the property ‘AS IS.’

Purchaser Waiving Contractor Inspection: Purchaser acknowledges that he has inspected the premises, that said property is being purchased in “AS IS” condition, and that he is satisfied with said property. Purchaser acknowledges that the opportunity to have the premises inspected by licensed contractor, inspection firm or representative has been offered, and the Purchaser hereby waives such inspection. Purchaser has verified to his satisfaction: square footage, schools, property taxes, and principal residence and exemption status.

Purchaser’s Initials	Seller’s Initials

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HOLD HARMLESS	P.	Purchaser shall indemnify and hold Seller, Broker, and any Cooperating Broker and their salespersons and employees, respectively, harmless, and shall indemnify them against all claims, actions, suits for damage of any nature whatsoever arising from their actions leading to this sale and from the Purchaser’s decision with respect to any inspections. Failure to remove the inspection contingency in Paragraph O within the specified time will render this Contract for the Sale of Real Estate NULL and VOID with all monies returned to Purchaser. Purchaser’s failure to provide notice within the specified time period constitutes Purchaser’s rejection of the results of the inspection.

HOME WARRANTY	Q.	Seller agrees ___, or Sellers does not agree ✓, to provide a one-year Home Warranty at closing. In the event the Seller is not providing a Home Warranty, Purchaser hereby chooses to purchase ___, or does not choose to purchase ✓, a one-year Home Warranty at closing. Cost not to exceed _________.

FEES	R.	Purchaser agrees to pay closing fees charged by lender and/or title company. A compliance/transaction fee of $595.00 is payable from Purchaser to Selling Broker at closing.

DISPUTE RESOLUTION (ARBITRATION)	S.	Any dispute over the disposition of any earnest money deposits or claim arising out of or related to the physical condition of any property covered by this Contract, included without limitation, claims of fraud, misrepresentation, warranty and negligence, shall be settled in accordance with the rules, then in effect, adopted by the endorsed provider of arbitration services for the Michigan REALTORS. This is a voluntary Contract between the Purchaser and Seller. Failure to agree to arbitrate does not affect the validity of the contract, a judgment of any circuit court shall be rendered on the award made subject to and incorporates the provisions of the Michigan Uniform Arbitration Act, MCL 691.1681, et seq. This Contract is enforceable only as to the parties and broker/agents who have agreed to arbitrate as acknowledged by their initials below.

✓ INITIAL IF YOU AGREE TO ARBITRATE

This arbitration is a binding contract. If you have any questions concerning this agreement, please consult an attorney or an Arbitration Association adopted by Michigan Realtors®.

DUE ON SALE	T.	SELLER UNDERSTAND THAT THE CONSUMMATION OF THE SALE OR TRANSFER OF THE PROPERTY DESCRIBED IN THE AGREEMENT SHALL NOT RELIEVE THE SELLER OF ANY LIABILITY THAT THE SELLER MAY HAVE UNDER THE MORTGAGE(S) TO WHICH THE PROPERTY IS SUBJECT UNLESS OTHERWISE AGREED TO BY THE LENDER OR REQUIRED BY LAW OR LEGISLATION.

DURATION	U.	This offer shall remain valid, unless revoked, until ~~11:59 Da.m. Dp.m. on June 30~~. If not accepted by Seller within the time frame above, this offer shall be null and void and any deposit held by Broker shall be returned to the Purchaser.

COUNTER- OFFER	V.

If any changes are made by Seller which constitute a counter-offer within the time frame in Paragraph U, Seller gives Selling Broker until 12 Da.m ☑ p.m. _______ on ______ 7/3/2024, unless revoked by Seller, to obtain Purchaser’s acceptance. Acceptance is not effective unless a properly executed copy of this agreement is delivered to Seller or Listing broker.

FIRPTA	W.	FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT (FIRPTA). Parties to this agreement to be bound by (FIRPTA) requirements, if applicable.

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PURCHASER’S APPROVAL	IN WITNESS WHEREOF the parties have executed this contract on June 30th, 2024 and hereby acknowledge receipt of a copy of this offer.

	WITNESS______________________________PURCHASER	/s/ Nawvid Ahmed L.S.

	WITNESS______________________________PURCHASER	/s/ Ahmar Shaikh L.S.

SELLER’S ACCEPTANCE	We, the undersigned owners of the above described property, hereby accept the foregoing contract in accordance with the terms stated and agree to sell and convey marketable fee simple title and to pay the Broker a commission as set forth in the listing agreement at the consummation of this sale, or, if unconsummated, at the time of Seller’s election to refund the deposit, or on Seller’s or Purchaser’s failure, inability, or refusal to perform the conditions of this contract, Seller agrees that the Listing broker shall retain one half (1/2) of the deposit, but not an amount in excess of the full commission, as full payment for the services rendered. IN WITNESS WHEREOF the parties have executed this contract on__________________and hereby acknowledge receipt of a copy of this offer.

	WITNESS___________________________________SELLER	/s/ Lakeysia Brooks L.S.

	WITNESS___________________________________SELLER	L.S.

PURCHASER’S RECEIPT OF ACCEPTED CONTRACT	The undersigned Purchaser hereby acknowledges receipt of a copy of the Seller’s signed acceptance of the foregoing Contract for the Sale of Real Estate.

	PURCHASER_________________DATE	_______________________________

This form is provided as a service of the Grosse Pointe Board of REALTORS®. Those who use this form are expected to review both the form and the details of the particular transaction to ensure that each section of the form is appropriate for the transaction. The Grosse Pointe Board of REALTORS® is not responsible for use or misuse of the form, for misrepresentations, or warranties made in connection with the form.

ALL PURCHASERS AND SELLERS OF REAL ESTATE ARE ADVISED TO SEEK LEGAL COUNSEL AND CONTRACTOR’S INSPECTION TO PROTECT THEIR INTERESTS IN THIS TRANSACTION.

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K-1

Disclosure Regarding Real Estate
Agency Relationships

Before you disclose confidential information to a real estate licensee regarding a real estate transaction, you should understand what type of agency relationship you have with that licensee. A real estate transaction is a transaction involving the sale or lease of any legal or equitable interest in real estate consisting of not less than 1 or not more than 4 residential dwelling units or consisting of a building site for a residential unit on either a lot as defined in section 102 of the land division act, 1967 PA 288, MCL 560.102, or a condominium unit as defined in section 4 of the condominium act, 1978 PA 59, MCL 559.104.

(1) An agent providing services under any service provision agreement owes, at a minimum, the following duties to the client:

(a)	The exercise of reasonable care and skill in representing the client and carrying out the responsibilities of the agency relationship.

(b)	The performance of the terms of the service provision agreement.

(c)	Loyalty to the interest of the client.

(d)	Compliance with the laws, rules, and regulations of this state and any applicable federal statutes or regulations.

(e)	Referral of the client to other licensed professionals for expert advice related to material matters that are not within the expertise of the licensed agent. A real estate licensee does not act as an attorney, tax advisor, surveyor, appraiser, environmental expert, or structural or mechanical engineer and you should contact professionals on these matters.

(f)	An accounting in a timely manner of all money and property received by the agent in which the client has or may have an interest.

(g)	Confidentiality of all information obtained within the course of the agency relationship, unless disclosed with the client’s permission or as provided by law, including the duty not to disclose confidential information to any licensee who is not an agent of the client.

(2) A real estate broker or real estate salesperson acting pursuant to a service provision agreement shall provide the following services to his or her client:

(a)	When the real estate broker or real estate salesperson is representing a seller or lessor, the marketing of the client’s property in the manner agreed upon in the service provision agreement.

(b)	Acceptance of delivery and presentation of offers and counteroffers to buy, sell, or lease the client’s property or the property the client seeks to purchase or lease.

(c)	Assistance in developing, communicating, negotiating, and presenting offers, counteroffers, and related documents or notices until a purchase or lease agreement is executed by all parties and all contingencies are satisfied or waived.

(d)	After execution of a purchase agreement by all parties, assistance as necessary to complete the transaction under the terms specified in the purchase agreement.

(e)	For a broker or associate broker who is involved at the closing of a real estate or business opportunity transaction, furnishing, or causing to be furnished, to the buyer and seller, a complete and detailed closing statement signed by the broker or associate broker showing each party all receipts and disbursements affecting that party.

Michigan law requires real estate licensees who are acting as agents of sellers or buyers of real property to advise the potential sellers or buyers with whom they work of the nature of their agency relationship.

SELLER’S AGENTS

A seller’s agent, under a listing agreement with the seller, acts solely on behalf of the seller. A seller can authorize a seller’s agent to work with subagents, buyer’s agents and/or transaction coordinators. A subagent of the seller is one who has agreed to work with the listing agent, and who, like the listing agent, acts solely on behalf of the seller. Seller’s agents and their subagents will disclose to the seller known information about the buyer which may be used to the benefit of the seller.

Individual services may be waived by the seller through execution of a limited service agreement. Only those services set forth in paragraph (2)(b), (c), and (d) above may be waived by the execution of a limited service agreement.

BUYER’S AGENTS

A buyer’s agent, under a buyer’s agency agreement with the buyer, acts solely on behalf of the buyer. A subagent of the buyer is one who has agreed to work with the buyer’s agent with who, like the buyer’s agent, acts solely on behalf of the buyer. Buyer’s agents and their subagents will disclose to the buyer known information about the seller which may be used to benefit the buyer.

Individual services may be waived by the buyer through execution of a limited service agreement. Only those services set forth in paragraph (2)(b), (c), and (d) above may be waived by the execution of a limited service agreement.

DUAL AGENTS

A real estate licensee can be the agent of both the seller and the buyer in a transaction, but only with the knowledge and informed consent, in writing, of both the seller and the buyer.

In such a dual agency situation, the licensee will not be able to disclose all known information to either the seller or the buyer. As a dual agent, the licensee will not be able to provide the full range of fiduciary duties to the seller or the buyer.

The obligations of a dual agent are subject to any specific provisions set forth in any agreement between the dual agent, the seller and the buyer.

TRANSACTION COORDINATOR

A transaction coordinator is a licensee who is not acting as an agent of either the seller or the buyer, yet is providing services to complete a real estate transaction. The transaction coordinator is not an agent for either party and therefore owes no fiduciary duty to either party.

DESIGNATED AGENCY

A buyer or seller with a designated agency agreement is represented only by agents specifically named in the agreement. Any agents of the firm not named in the agreement do not represent the buyer or seller. The named “designated” agent acts solely on behalf of his or her client and may only share confidential information about the client with the agent’s supervisory broker who is also named in the agreement. Other agents in the firm have no duties to the buyer or seller and may act solely on behalf of another party in the transaction.

LICENSEE DISCLOSURE (Check one)

I hereby disclose that the agency status of the licensee named below is:

Seller’s agent

Seller’s agent – limited service agreement

Buyer’s agent

Buyer’s agent – limited service agreement

Dual agent

Transaction coordinator (A licensee who is not acting as an agent of either the seller or the buyer.)

None of the above

AFFILIATED LICENSEE DISCLOSURE (Check one)

Check here if acting as a designated agent. Only the licensee’s broker and a named supervisor broker have the same agency relationship as the licensee named below. If the other party in a transaction is represented by an affiliated licensee, then the licensee’s broker and all named supervisory brokers shall be considered disclosed consensual dual agents.

Check here if not acting as a designated agent. All affiliated licensees have the same agency relationship as the licensee named below.

Further, this form was provided to the buyer or seller before disclosure of any confidential information.

Licensee
Selling Agent	/s/ Fahad Hussein	June 30th, 2024
Date

Licensee		Date

ACKNOWLEDGMENT

By signing below, the parties acknowledge that they have received and read the information in this agency disclosure statement and acknowledge that this form was provided to them before the disclosure of any confidential information. THIS IS NOT A CONTRACT.

The undersigned                DOES                 DOES NOT have an agency relationship with any other real estate licensee. If an agency relationship exists, the undersigned is represented as                 SELLER                BUYER.

June 30th, 2024
/s/ Nawvid Ahmed	Date

/s/ Ahmar Shaikh
Potential Buyer/Seller (circle one)	Date

Disclaimer This form is provided as a service of Michigan Realtors®. Please review both the form and details of the particular transaction to ensure that each section is appropriate for the transaction. Michigan Realtors® is not responsible for use or misuse of the form, for misrepresentation, or for warranties made in connection with the form.

Form K ©1995 Michigan Realtors®, revised 06/2011. Ph. 800.454.7842 Fax 517.334.5568

Addendum to Buy and Sell Agreement

Date:                June 29th, 2024                   , covering Property located at, and Legally described as:

M 42 $TAKOMA PARK SUBDIVISION LOT 42

commonly known as 41210 PAIGN Drive, Sterling Heights, Michigan 48313

by	Wahed Financial LLC	as Buyer(s)

and	LAKEYSIA BROOKS	as Seller(s)

this Addendum to be part of the attached Buy and Sell Agreement.

The following is/are to be considered as part of the above referred to Buy and Sell Agreement, viz:

Both Parties Agree to the Following Terms:

1.	The Seller to get free occupancy for 30 days per the closing date.
2.	The Seller can stay for up to another 30 days after the free occupancy period by paying a daily rental fee of $76/Day
3.	The Title Company to Hold $500 Water Escrow

Witness:	as Buyer(s):

/s/ Nawvid Ahmed

Witness:	as Seller(s)

/s/ Lakeysia Brooks

/s/ Ahmar Shaikh

Form D, ©1994 Michigan Association of REALTORS®, revised 4/94

Seller’s Disclosure Statement

Property Address:	41210 Paign Drive	Sterling Heights	MICHIGAN
	Street	City, Village or Township

Purpose of Statement: This statement is a disclosure of the condition of the property in compliance with the Seller Disclosure Act. This statement is a disclosure of the condition and information concerning the property, known by the Seller. Unless otherwise advised, the Seller does not possess any expertise in construction, architecture, engineering or any other specific area related to the construction or condition of the improvements on the property or the land. Also, unless otherwise advised, the Seller has not conducted any inspection of generally inaccessible areas such as the foundation or roof. This statement is not a warranty of any kind by the Seller or by any Agent representing the Seller in this transaction, and is not a substitution for any inspections or warranties the Buyer may wish to obtain.

Seller’s Disclosure: The Seller discloses the following information with the knowledge that even though this is not a warranty, the Seller specifically makes the following representations based on the Seller’s knowledge at the signing of this document. Upon receiving this statement from the Seller, the Seller’s Agent is required to provide a copy to the Buyer or the Agent of the Buyer. The Seller authorizes its Agent(s) to provide a copy of this statement to any prospective Buyer in connection with any actual or anticipated sale of property. The following are representations made solely by the Seller and are not the representations of the Seller’s Agent(s), if any. THIS INFORMATION IS A DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY CONTRACT BETWEEN BUYER AND SELLER.

Instructions to the Seller. (1) Answer ALL questions. (2) Report known conditions affecting the property. (3) Attach additional pages with your signature if additional space is required. (4) Complete this form yourself. (5) If some items do not apply to your property, check NOT AVAILABLE. If you do not know the facts, check UNKNOWN. FAILURE TO PROVIDE A PURCHASER WITH A SIGNED DISCLOSURE STATEMENT WILL ENABLE A PURCHASER TO TERMINATE AN OTHERWISE BINDING PURCHASE AGREEMENT.

Appliances/Systems/Services: The items below are in working order. (The items listed below are included in the sale of the property only if the purchase agreement so provides.)

	Yes	No	Unknown	Not Available		Yes	No	Unknown	Not Available
Range/oven	☑	☐	☐	☐	Lawn sprinkler system	☐	☐	☐	☑
Dishwasher	☐	☐	☐	☑	Water heater	☑	☐	☐	☐
Refrigerator	☑	☐	☐	☐	Plumbing system	☑	☐	☐	☐

Hood/fan	☑	☐	☐	☐	Water softener/conditioner	☐	☐	☐	☑
Disposal	☑	☐	☐	☐	Well & pump	☐	☐	☐	☑
TV antenna, TV rotor controls	☐	☐	☐	☑	Septic tank & drainfield	☐	☐	☑	☐

Electric system	☐	☐	☐	☑	Sump pump	☐	☐	☑	☐
Garage door opener & remote	☐	☐	☐	☑	City water system	☐	☐	☑	☐
Alarm System	☐	☐	☐	☑	City sewer system	☐	☐	☑	☐

Intercom	☐	☐	☐	☑	Central air conditioning	☐	☐	☑	☐
Central vacuum	☐	☐	☐	☑	Central heating system	☐	☐	☑	☐
Attic fan	☐	☐	☐	☑	Wall furnace	☐	☐	☑	☐

Pool heater, wall liner & equipment	☐	☐	☐	☑	Humidifier	☐	☐	☑	☐
Microwave	☑	☐	☐	☐	Electronic air filter	☐	☐	☑	☐
Trash compactor	☐	☐	☐	☑	Solar heating system	☐	☐	☑	☐

Ceiling fan	☐	☐	☐	☑	Fireplace & chimney	☑	☐	☐	☐
Sauna/hot tub	☑	☐	☐	☐	Wood burning system	☐	☐	☑	☐
Washer	☑	☐	☐	☐	Dryer	☑	☐	☐	☐

Explanations (attach additional sheets if necessary):

UNLESS OTHERWISE AGREED, ALL HOUSEHOLD APPLIANCES ARE SOLD IN WORKING ORDER EXCEPT AS NOTED WITHOUT WARRANTY BEYOND DATE OF CLOSING.

Property conditions, improvements & additional information:

1. Basement/Crawlspace: Has there been evidence of water?	yes	☐	no	☑

If yes, please explain:

2. Insulation: Describe, if known:

Urea Formaldehyde Foam Insulation (UFFI) is installed?	unknown	☐	yes	☐	no	☑
3. Roof: Leaks?			yes	☐	no	☑

Approximate age if known:

4. Well: Type of well (depth/diameter, age and repair history, if known):

Has the water been tested?	yes	☐	no	☑

If yes, date of last report/results:

BUYER’S INITIALS
SELLER’S INITIALS

FORM H JUN/06

Seller’s Disclosure Statement

Property Address:	41210 Paign Drive	Street Sterling Heights	City, Village or Township MI

5.	Septic tanks/drain fields: Condition, if known:	unknown

6.	Heating system: Type/approximate age:	unknown

7.	Plumbing system: Type:	copper ☐ galvanized ☐ other ☑

Any known problems	?Unknown

8.	Electrical system: Any known problems?	no

9.	History of Infestation, if any: (termites, carpenter ants, etc.)	no

10.	Environmental problems: Are you aware of any substances, materials or products that may be an environmental hazard such as, but not limited to, asbestos, radon gas, formaldehyde, lead-based paint, fuel or chemical storage tanks and contaminated soil on property.

Unknown ☐	yes ☐	no ☑

If yes, please explain:

11.	Flood Insurance: Do you have flood insurance on the property?	unknown ☑	yes ☐	no ☐
12.	Mineral Rights: Do you own the mineral rights?	unknown ☑	yes ☐	no ☐

Other Items: Are you aware of any of the following:

1.	Features of property shared in common with the adjoining landowners, such as walls, fences, roads and driveways, or other features whose use or responsibility for maintenance may have an effect on the property?	unknown ☑	yes ☐	no ☐
2.	Any encroachments, easements, zoning violations or nonconforming uses?	unknown ☑	yes ☐	no ☐
3.	Any “common areas” (facilities like pools, tennis courts, walkways, or other areas co-owned with others) or a homeowners’ association that has any authority over the property?	unknown ☐	yes ☐	no ☑
4.	Structural modifications, alterations, or repairs made without necessary permits or licensed contractors?	unknown ☑	yes ☐	no ☐
5.	Settling, flooding, drainage, structural, or grading problems?	unknown ☐	yes ☐	no ☑
6.	Major damage to the property from fire, wind, floods, or landslides?	unknown ☑	yes ☐	no ☐
7.	Any underground storage tanks?	unknown ☐	yes ☐	no ☑
8.	Farm or farm operation in the vicinity; or proximity to a landfill, airport, shooting range, etc.?	unknown ☐	yes ☐	no ☑
9.	Any outstanding utility assessments or fees, including any natural gas main extension surcharge?	unknown ☐	yes ☐	no ☑
10.	Any outstanding municipal assessments or fees?	unknown ☐	yes ☐	no ☑
11.	Any pending litigation that could affect the property or the Seller’s right to convey the property?	unknown ☐	yes ☐	no ☐

If the answer to any of these questions is yes, please explain. Attach additional sheets, if necessary:

The Seller has lived in the residence on the property from	12/2022	(date) to	current	(date).

The Seller has owned the property since	12/2022	(date).

The Seller has indicated above the conditions of all the items based on information known to the Seller. If any changes occur in the structural/mechanical/appliance systems of this property from the date of this form to the date of closing, Seller will immediately disclose the changes to Buyer. In no event shall the parties hold the Broker liable for any representations not directly made by the Broker or Broker’s Agent.

Seller certifies that the information in this statement is true and correct to the best of Seller’s knowledge as of the date of Seller’s signature.

BUYER SHOULD OBTAIN PROFESSIONAL ADVICE AND INSPECTIONS OF THE PROPERTY TO MORE FULLY DETERMINE THE CONDITION OF THE PROPERTY. THESE INSPECTIONS SHOULD TAKE INDOOR AIR AND WATER QUALITY INTO ACCOUNT, AS WELL AS ANY EVIDENCE OF UNUSUALLY HIGH LEVELS OF POTENTIAL ALLERGENS INCLUDING, BUT NOT LIMITED TO, HOUSEHOLD MOLD, MILDEW AND BACTERIA.

BUYERS ARE ADVISED THAT CERTAIN INFORMATION COMPILED PURSUANT TO THE SEX OFFENDERS REGISTRATION ACT, 1994 PA 295, MCL 28,721 TO 28.732 IS AVAILABLE TO THE PUBLIC BUYERS SEEKING SUCH INFORMATION SHOULD CONTACT THE APPROPRIATE LOCAL LAW ENFORCEMENT AGENCY OR SHERIFF’S DEPARTMENT DIRECTLY.

BUYER IS ADVISED THAT THE STATE EQUALIZED VALUE OF THE PROPERTY, PRINCIPAL RESIDENCE EXEMPTION INFORMATION, AND OTHER REAL PROPERTY TAX INFORMATION IS AVAILABLE FROM THE APPROPRIATE LOCAL ASSESSOR’S OFFICE. BUYER SHOULD NOT ASSUME THAT BUYER’S FUTURE TAX BILLS ON THE PROPERTY WILL BE THE SAME AS THE SELLER’S PRESENT TAX BILLS. UNDER MICHIGAN LAW, REAL PROPERTY TAX OBLIGATIONS CAN CHANGE SIGNIFICANTLY WHEN PROPERTY IS TRANSFERRED.

Seller	Lakeysia Brooks	dotloop verified 06/05/24 3:58 EDT VFLG-8UHL-NSCO-ZE3S	Date:
Seller			Date:

Buyer has read and acknowledges receipt of this statement.

Buyer	/s/ Nawvid Amhmed	Date:	Time

Buyer.	/s/ Ahmar Shaikh	Date:	Time

Disclaimer: This form is provided as a service of Michigan Realtors®. Please review both the form and details of the particular transaction to ensure that each section is appropriate for the transaction. Michigan Realtors® is not responsible for use or misuse of form for misrepresentation or for warranties made in connection with the form.

FORM H JUN/06

LEAD-BASED PAINT SELLER’S DISCLOSURE FORM

41210 Paign Drive, Sterling Heights, MI 48313
Street Address	City, Village, Township	State

Lead Warning Statement

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller’s possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

I. Seller’s Disclosure (initial)

a)	Presence of lead-based paint and/or lead-based paint hazards (check one below):
	☐	Known lead-based and/or lead-based paint hazards are present in the housing (explain):

or

	☑	Seller has no knowledge of lead-based paint and/or lead-based hazards in the housing.

LB	b)	Records and reports available to the seller (check one below):
06/05/24		☐	Seller has provided purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below):
11:12 AM EDT
dotloop verified		or
LB
06/05/24
11:12 AM EDT
dotloop verified

☑	Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Seller certifies that to the best of his/her knowledge, the Seller’s statement above are true and accurate.

Date:	Lakeysia Brooks	06/05/24 11:12 AM EDT dotloop verified T1UE-BUNA-QU74-VROV
Seller

Date:
Seller

II. Agent’s Acknowledgment (initial)

Agent has informed the seller of the seller’s obligations under 42 U.S.C. 4852 d and is aware of his/her responsibility to ensure compliance.

Agent certifies that to the best of his/her knowledge, the Agent’s statement above is true and accurate.

Date:	Michael perna	dotloop verified 06/05/24 4:50 PM EDT
B319-O6WF-MWDB-TGRS
Agent

III. Purchaser’s Acknowledgment (initial)

(a)	Purchaser has received copies of all information listed above.

(b) (c)	Purchaser has received the federally approved pamphlet Protect Your Family Fronm Lead In Your Home. Purchaser has (check one below):

 Received a 10-day opportunity (or other mutually agreed upon period) to conduct a risk assessment or or inspection of the presence of lead-based paint or lead-based hazards;

 Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Purchaser certifies to the best of his/her knowledge, the Purchaser’s statements above are true and accurate.

Date:	Purchaser	/s/ Nawvid Ahmed

:	Purchaser	/s/ Ahmar Shaikh

FORM L-3, ©1996 Michigan Association of REALTORS®, 10/96

Seller’s Disclosure Statement

Property Address:	41210 Paign Drive	Sterling Heights	MICHIGAN
	Street	City, Village or Township

Purpose of Statement: This statement is a disclosure of the condition of the property in compliance with the Seller Disclosure Act. This statement is a disclosure of the condition and information concerning the property, known by the Seller. Unless otherwise advised, the Seller does not possess any expertise in construction, architecture, engineering or any other specific area related to the construction or condition of the improvements on the property or the land. Also, unless otherwise advised, the Seller has not conducted any inspection of generally inaccessible areas such as the foundation or roof. This statement is not a warranty of any kind by the Seller or by any Agent representing the Seller in this transaction, and is not a substitution for any inspections or warranties the Buyer may wish to obtain.

Seller’s Disclosure: The Seller discloses the following information with the knowledge that even though this is not a warranty, the Seller specifically makes the following representations based on the Seller’s knowledge at the signing of this document. Upon receiving this statement from the Seller, the Seller’s Agent is required to provide a copy to the Buyer or the Agent of the Buyer. The Seller authorizes its Agent(s) to provide a copy of this statement to any prospective Buyer in connection with any actual or anticipated sale of property. The following are representations made solely by the Seller and are not the representations of the Seller’s Agent(s), if any. THIS INFORMATION IS A DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY CONTRACT BETWEEN BUYER AND SELLER.

Instructions to the Seller. (1) Answer ALL questions. (2) Report known conditions affecting the property. (3) Attach additional pages with your signature if additional space is required. (4) Complete this form yourself. (5) If some items do not apply to your property, check NOT AVAILABLE. If you do not know the facts, check UNKNOWN. FAILURE TO PROVIDE A PURCHASER WITH A SIGNED DISCLOSURE STATEMENT WILL ENABLE A PURCHASER TO TERMINATE AN OTHERWISE BINDING PURCHASE AGREEMENT.

Appliances/Systems/Services: The items below are in working order. (The items listed below are included in the sale of the property only if the purchase agreement so provides.)

	Yes	No	Unknown	Not Available		Yes	No	Unknown	Not Available
Range/oven	☑	☐	☐	☐	Lawn sprinkler system	☐	☐	☐	☑
Dishwasher	☐	☐	☐	☑	Water heater	☑	☐	☐	☐
Refrigerator	☑	☐	☐	☐	Plumbing system	☑	☐	☐	☐

Hood/fan	☑	☐	☐	☐	Water softener/conditioner	☐	☐	☐	☑
Disposal	☑	☐	☐	☐	Well & pump	☐	☐	☐	☑
TV antenna, TV rotor controls	☐	☐	☐	☑	Septic tank & drainfield	☐	☐	☑	☐

Electric system	☐	☐	☐	☑	Sump pump	☐	☐	☑	☐
Garage door opener & remote	☐	☐	☐	☑	City water system	☐	☐	☑	☐
Alarm System	☐	☐	☐	☑	City sewer system	☐	☐	☑	☐

Intercom	☐	☐	☐	☑	Central air conditioning	☐	☐	☑	☐
Central vacuum	☐	☐	☐	☑	Central heating system	☐	☐	☑	☐
Attic fan	☐	☐	☐	☑	Wall furnace	☐	☐	☑	☐

Pool heater, wall liner & equipment	☐	☐	☐	☑	Humidifier	☐	☐	☑	☐
Microwave	☑	☐	☐	☐	Electronic air filter	☐	☐	☑	☐
Trash compactor	☐	☐	☐	☑	Solar heating system	☐	☐	☑	☐

Ceiling fan	☐	☐	☐	☑	Fireplace & chimney	☑	☐	☐	☐
Sauna/hot tub	☑	☐	☐	☐	Wood burning system	☐	☐	☑	☐
Washer	☑	☐	☐	☐	Dryer	☑	☐	☐	☐

Explanations (attach additional sheets if necessary):

UNLESS OTHERWISE AGREED, ALL HOUSEHOLD APPLIANCES ARE SOLD IN WORKING ORDER EXCEPT AS NOTED WITHOUT WARRANTY BEYOND DATE OF CLOSING.

Property conditions, improvements & additional information:

1.	Basement/Crawlspace: Has there been evidence of water?	yes	☐	no	☑

If yes, please explain:

2.	Insulation: Describe, if known:

Urea Formaldehyde Foam Insulation (UFFI) is installed?	unknown	☐	yes	☐	no	☑

3.	Roof: Leaks?	yes	☐	no	☑

Approximate age if known:

4.	Well: Type of well (depth/diameter, age and repair history, if known):	yes	☐	no	☑

Has the water been tested?

If yes, date of last report/results:

BUYER’S INITIALS
SELLER’S INITIALS

FORM H JUN/06

Seller’s Disclosure Statement

Property Address:	41210 Paign Drive	Street Sterling Heights	City, Village or Township MI

5.	Septic tanks/drain fields: Condition, if known:	unknown

6.	Heating system: Type/approximate age:	unknown

7.	Plumbing system: Type:	copper ☐ galvanized ☐ other ☑

Any known problems	?Unknown

8.	Electrical system: Any known problems?	no

9.	History of Infestation, if any: (termites, carpenter ants, etc.)	no

10.	Environmental problems: Are you aware of any substances, materials or products that may be an environmental hazard such as, but not limited to, asbestos, radon gas, formaldehyde, lead-based paint, fuel or chemical storage tanks and contaminated soil on property.

Unknown ☐	yes ☐	no ☑

If yes, please explain:

11.	Flood Insurance: Do you have flood insurance on the property?	unknown ☑	yes ☐	no ☐
12.	Mineral Rights: Do you own the mineral rights?	unknown ☑	yes ☐	no ☐

Other Items: Are you aware of any of the following:

1.	Features of property shared in common with the adjoining landowners, such as walls, fences, roads and driveways, or other features whose use or responsibility for maintenance may have an effect on the property?	unknown ☑	yes ☐	no ☐
2.	Any encroachments, easements, zoning violations or nonconforming uses?	unknown ☑	yes ☐	no ☐
3.	Any “common areas” (facilities like pools, tennis courts, walkways, or other areas co-owned with others) or a homeowners’ association that has any authority over the property?	unknown ☐	yes ☐	no ☑
4.	Structural modifications, alterations, or repairs made without necessary permits or licensed contractors?	unknown ☑	yes ☐	no ☐
5.	Settling, flooding, drainage, structural, or grading problems?	unknown ☐	yes ☐	no ☑
6.	Major damage to the property from fire, wind, floods, or landslides?	unknown ☑	yes ☐	no ☐
7.	Any underground storage tanks?	unknown ☐	yes ☐	no ☑
8.	Farm or farm operation in the vicinity; or proximity to a landfill, airport, shooting range, etc.?	unknown ☐	yes ☐	no ☑
9.	Any outstanding utility assessments or fees, including any natural gas main extension surcharge?	unknown ☐	yes ☐	no ☑
10.	Any outstanding municipal assessments or fees?	unknown ☐	yes ☐	no ☑
11.	Any pending litigation that could affect the property or the Seller’s right to convey the property?	unknown ☐	yes ☐	no ☐

If the answer to any of these questions is yes, please explain. Attach additional sheets, if necessary:

The Seller has lived in the residence on the property from	12/2022	(date) to	current	(date).

The Seller has owned the property since	12/2022	(date).

The Seller has indicated above the conditions of all the items based on information known to the Seller. If any changes occur in the structural/mechanical/appliance systems of this property from the date of this form to the date of closing, Seller will immediately disclose the changes to Buyer. In no event shall the parties hold the Broker liable for any representations not directly made by the Broker or Broker’s Agent.

Seller certifies that the information in this statement is true and correct to the best of Seller’s knowledge as of the date of Seller’s signature.

BUYER SHOULD OBTAIN PROFESSIONAL ADVICE AND INSPECTIONS OF THE PROPERTY TO MORE FULLY DETERMINE THE CONDITION OF THE PROPERTY. THESE INSPECTIONS SHOULD TAKE INDOOR AIR AND WATER QUALITY INTO ACCOUNT, AS WELL AS ANY EVIDENCE OF UNUSUALLY HIGH LEVELS OF POTENTIAL ALLERGENS INCLUDING, BUT NOT LIMITED TO, HOUSEHOLD MOLD, MILDEW AND BACTERIA.

BUYERS ARE ADVISED THAT CERTAIN INFORMATION COMPILED PURSUANT TO THE SEX OFFENDERS REGISTRATION ACT, 1994 PA 295, MCL 28,721 TO 28.732 IS AVAILABLE TO THE PUBLIC BUYERS SEEKING SUCH INFORMATION SHOULD CONTACT THE APPROPRIATE LOCAL LAW ENFORCEMENT AGENCY OR SHERIFF’S DEPARTMENT DIRECTLY.

BUYER IS ADVISED THAT THE STATE EQUALIZED VALUE OF THE PROPERTY, PRINCIPAL RESIDENCE EXEMPTION INFORMATION, AND OTHER REAL PROPERTY TAX INFORMATION IS AVAILABLE FROM THE APPROPRIATE LOCAL ASSESSOR’S OFFICE. BUYER SHOULD NOT ASSUME THAT BUYER’S FUTURE TAX BILLS ON THE PROPERTY WILL BE THE SAME AS THE SELLER’S PRESENT TAX BILLS. UNDER MICHIGAN LAW, REAL PROPERTY TAX OBLIGATIONS CAN CHANGE SIGNIFICANTLY WHEN PROPERTY IS TRANSFERRED.

Seller	Lakeysia Brooks	dotloop verified 06/05/24 3:58 EDT VFLG-8UHL-NSCO-ZE3S	Date:

Seller	Date:

Buyer has read and acknowledges receipt of this statement.

Buyer	/s/ Nawvid Amhmed	Date:	Time

Buyer.		Date:	Time

Disclaimer: This form is provided as a service of Michigan Realtors®. Please review both the form and details of the particular transaction to ensure that each section is appropriate for the transaction. Michigan Realtors® is not responsible for use or misuse of form for misrepresentation or for warranties made in connection with the form.

FORM H JUN/06

LEAD-BASED PAINT SELLER’S DISCLOSURE FORM

41210 Paign Drive, Sterling Heights, MI 48313
Street Address	City, Village, Township	State

Lead Warning Statement

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller’s possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

 I. Seller’s Disclosure (initial)

a)	Presence of lead-based paint and/or lead-based paint hazards (check one below):
	☐	Known lead-based and/or lead-based paint hazards are present in the housing (explain):

or

	☑	Seller has no knowledge of lead-based paint and/or lead-based hazards in the housing.

LB	b)	Records and reports available to the seller (check one below):
06/05/24		☐	Seller has provided purchaser with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing (list documents below):
11:12 AM EDT
dotloop verified		or
LB
06/05/24
11:12 AM EDT
dotloop verified

☑	Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Seller certifies that to the best of his/her knowledge, the Seller’s statement above are true and accurate.

Date:	Lakeysia Brooks	06/05/24 11:12 AM EDT dotloop verified T1UE-BUNA-QU74-VROV
Seller

Date:
Seller

II. Agent’s Acknowledgment (initial)

Agent has informed the seller of the seller’s obligations under 42 U.S.C. 4852 d and is aware of his/her responsibility to ensure compliance.

Agent certifies that to the best of his/her knowledge, the Agent’s statement above is true and accurate.

Date:	Michael perna	dotloop verified 06/05/24 4:50 PM EDT
B319-O6WF-MWDB-TGRS
Agent

III. Purchaser’s Acknowledgment (initial)

(a)	Purchaser has received copies of all information listed above.

(b) (c)	Purchaser has received the federally approved pamphlet Protect Your Family Fronm Lead In Your Home. Purchaser has (check one below):

Received a 10-day opportunity (or other mutually agreed upon period) to conduct a risk assessment or or inspection of the presence of lead-based paint or lead-based hazards;

Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

Purchaser certifies to the best of his/her knowledge, the Purchaser’s statements above are true and accurate.

/s/ Nawvid Ahmed
Date:	Purchaser

Date:	Purchaser

FORM L-3, ©1996 Michigan Association of REALTORS®, 10/96

Addendum to Buy and Sell Agreement

Date:                June 24th, 2024                   , covering Property located at, and Legally described as:

M 42 $TAKOMA PARK SUBDIVISION LOT 42

commonly known as	41210 PAIGN Drive, Sterling Heights, Michigan 48313

by	Wahed Financial LLC, Ahmar shaikh	as Buyer(s)

and	LAKEYSIA BROOKS	as Seller(s)

this Addendum to be part of the attached Buy and Sell Agreement.

The following is/are to be considered as part of the above referred to Buy and Sell Agreement, viz:

Both Parties agree to the following term:

1.	The new Purchase price to be $260,000.00
2.	The new closing date is scheduled to be on or before August 9, 2024

Witness:	as Buyer(s):

/s/ Wahed Financial LLC

/s/ Ahmar Shaikh

Witness:	as Seller(s)

Form D, ©1994 Michigan Association of REALTORS®, revised 4/94